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EXHIBIT 99.1

                GOAMERICA PROVIDES UPDATE ON CONTINUED LISTING ON
                             NASDAQ SMALLCAP MARKET

                                      * * *

Hackensack, NJ--December 1, 2003 -- GOAMERICA, INC. (NASDAQ: GOAM), a developer and distributor of wireless data technology, today announced that it updated Nasdaq during November 2003 regarding the Company's plans to regain compliance with Nasdaq Marketplace Rule 4310(c)(4), the minimum bid price requirement. Formal action by Nasdaq was neither requested nor anticipated by the Company, however the Company believes that as long as it remains in compliance with all other Nasdaq SmallCap Market listing requirements and the SEC does not make an adverse determination regarding Nasdaq's bid price exception proposal prior to the Company's implementation of its plans, the Company's common stock will continue to trade on the Nasdaq SmallCap Market.

As previously announced, in October 2003, The Nasdaq Listings Qualifications Panel provided GoAmerica with additional time to regain compliance with the minimum bid price requirement after GoAmerica appealed the Nasdaq Staff's August 2003 delisting determination.

Similar to the settlement with its landlord disclosed in its Current Report on Form 8-K filed on November 24, 2003, the Company continues to negotiate its liabilities with certain creditors in order to improve the Company's financial condition. Additionally, as reported in its Quarterly Report on Form 10-Q for the period ended September 30, 2003, the Company has retained an outside advisor to assist the Company with exploring equity placements that would enable the Company to continue its operations. The Company expects to provide an update on its plans no later than its Annual Meeting of Stockholders scheduled for December 19, 2003.


ABOUT GOAMERICA
---------------

GoAmerica, Inc. is a developer of wireless data technology based in Hackensack, NJ that licenses its proprietary Go.Web(TM) technology to enterprises and individuals, providing mobile professionals with remote access to corporate databases and intranets, email and the Internet across a wide variety of mobile computing and wireless network devices. Through its wholly owned subsidiary, Wynd Communications Corporation, the Company provides wireless telecommunications services for people with hearing loss. Wynd Communications is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush
Administrations for its commitment to Americans with disabilities. For more information on Go.Web, call 888-462-4600 or visit www.goamerica.net. For more information about Wynd services, visit http://www.wynd.com, or contact Wynd directly at TTY 800-549-2800, voice 805-781-6000 or e-mail: info@wynd.com.



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The  statements  contained in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our reduced capital resources and need for additional liquidity; (iii) our ability to fund our operating needs through available cash
reserves;   (iv)  our  ability  to  raise  additional   equity  and  renegotiate
liabilities before our cash resources are fully depleted; (v) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (vi) our ability to successfully implement our strategic alliance with EarthLink; (vii) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (viii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (ix) our dependence on wireless carrier networks; (x) our ability to respond to increased competition in the wireless data industry; (xi) our ability to integrate acquired businesses and technologies; (xii) our ability to leverage strategic alliances to generate revenue growth; (xiii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and
(xiv) our ability to manage our remaining operations; and (xv) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its
subsidiaries.   "GoAmerica",   "Go.Web",  "Go.Web  Enterprise  Server",  "Mobile
Office", and "OnPrem" are trademarks or service marks of GoAmerica, Inc. "WyndTell", "Deafwireless", and "Deafwireless Superstore" are trademarks or service marks of Wynd Communications Corporation. Other names may be trademarks of their respective owners.